Exhibit 99.1
For Immediate Release:

Altus Power Announces Financing from Goldman Sachs and CPP Investments
First Corporate Term Loan Offers Additional Flexibility to Fund Future Growth Plans

Stamford, Conn.—January 2, 2024 – Altus Power, Inc. (NYSE: AMPS), the leading commercial-scale provider of clean electric power, today announced the closing of secured credit facility having a principal loan amount of $100 million by an affiliate of Goldman Sachs Asset Management (“Goldman Sachs”) and CPPIB Credit Investments III Inc., a subsidiary of Canada Pension Plan Investment Board (“CPP Investments”). Altus Power plans to use proceeds from the facility to support its ongoing expansion. The facility carries an interest rate of 8.50% and a term of six years and is prepayable without penalty after three years.
“We’re pleased to welcome Goldman Sachs and CPP Investments as partners in Altus Power, bringing capital that will fund our expected growth plans in 2024,” remarked Dustin Weber, CFO of Altus Power. “This financing capitalizes on our growing cash flow generation, which has been a defining feature of our business model.”
“Our pipeline includes an attractive flow of operating and development assets and, with this efficient financing, we’re well positioned to execute on these opportunities,” added Gregg Felton, Co-Founder and Co-CEO of Altus Power. “We believe this new facility positions us to increase our market share while providing our counterparties with execution certainty and our shareholders with continued profitable growth.”

About Altus Power
Altus Power, based in Stamford, Connecticut, is the leading commercial-scale provider of clean electric power serving commercial, industrial, public sector and Community Solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions

Exhibit 99.1
and other important factors include, but are not limited to: (1) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (2) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 30th, 2023, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
For More Information
Chris Shelton
Head of Investor Relations
mediarelations@altuspower.com